Exhibit 10.3

Execution Version

WOODWARD, INC.

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

As of October 1, 2013

To the Noteholders (as defined below):

Ladies and Gentlemen:

Woodward, Inc. (formerly known as Woodward Governor Company) (hereinafter, together with its successors and assigns, the “Company”) agrees with you as follows:

1.	PRELIMINARY STATEMENTS.

1.1.	Note Issuances, etc.

Pursuant to that certain Note Purchase Agreement dated April 3, 2009 (as in effect immediately prior to giving effect to the Amendments (as defined below) provided for hereby, the “Existing Note Purchase Agreement”, and as amended by this Amendment Agreement (as defined below) and as may be further amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”) the Company issued and sold (a) Fifty-Seven Million Dollars ($57,000,000) in aggregate principal amount of its 7.81% Series E Senior Notes due April 3, 2016 (the “Existing Series E Notes”, and the Existing Series E Notes, as amended pursuant to this Amendment Agreement and as may be further amended, restated, modified or replaced from time to time, together with any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement, the “Series E Notes”) and (b) Forty-Three Million Dollars ($43,000,000) in aggregate principal amount of its 8.24% Series F Senior Notes due April 3, 2019 (the “Existing Series F Notes” and together with the Existing Series E Notes, collectively, the “Existing Notes”, and the Existing Series F Notes, as amended pursuant to this Amendment Agreement and as may be further amended, restated, modified or replaced from time to time, together with any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement, the “Series F Notes”, and the Series F Notes, together with the Series E Notes, collectively, the “Notes”). The register for the registration and transfer of the Notes indicates that the parties named in Annex 1 (the “Noteholders”) to this Amendment No. 1 to Note Purchase Agreement (the “Amendment Agreement”) are currently the holders of the entire outstanding principal amount of the Notes.

2.	DEFINED TERMS.

Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Note Purchase Agreement.

3.	AMENDMENTS.

The Company agrees and, subject to the satisfaction of the conditions set forth in Section 6 of this Amendment Agreement, the Required Holders agree to the amendment of the Existing Notes and certain provisions of the Existing Note Purchase Agreement, in each case, as provided for by Section 4 of this Amendment Agreement (collectively, the “Amendments”).

4.	AMENDMENTS TO THE EXISTING NOTES AND THE EXISTING NOTE PURCHASE AGREEMENT.

4.1.	Amendments to the Existing Series E Notes.

The Existing Series E Notes are hereby and shall be deemed to be, automatically and without any further action, amended and restated in their entirety as set forth on Exhibit A; except that the date, registration number and principal amount set forth in each Existing Series E Note shall remain the same; provided, however, that, at the request of any Noteholder, the Company shall execute and deliver a new Series E Note or Series E Notes in the form of such Exhibit 1A to the Note Purchase Agreement in exchange for its Existing Series E Note, registered in the name of such Noteholder, in the aggregate principal amount of the Series E Notes owing to such Noteholder on the date hereof and dated the date of the last interest payment made to such Noteholder in respect of its Existing Series E Notes. Each reference to the “7.81% Series E Senior Notes due April 3, 2016” in any of the Financing Documents is hereby deleted and replaced with a reference to the “Series E Senior Notes due April 3, 2016”.

4.2.	Amendments to the Existing Series F Notes.

The Existing Series F Notes are hereby and shall be deemed to be, automatically and without any further action, amended and restated in their entirety as set forth on Exhibit B; except that the date, registration number and principal amount set forth in each Existing Series F Note shall remain the same; provided, however, that, at the request of any Noteholder, the Company shall execute and deliver a new Series F Note or Series F Notes in the form of such Exhibit 1B to the Note Purchase Agreement in exchange for its Existing Series F Note, registered in the name of such Noteholder, in the aggregate principal amount of the Series F Notes owing to such Noteholder on the date hereof and dated the date of the last interest payment made to such Noteholder in respect of its Existing Series F Notes. Each reference to the “8.24% Series F Senior Notes due April 3, 2019” in any of the Financing Documents is hereby deleted and replaced with a reference to the “Series F Senior Notes due April 3, 2019”.

4.3.	Amendments to the Existing Note Purchase Agreement.

The Existing Note Purchase Agreement is hereby and shall be amended in the manner specified in Exhibit C to this Amendment Agreement.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Company represents and warrants as follows:

5.1.	Reaffirmation of Representations and Warranties.

All of the representations and warranties contained in Section 5 of the Existing Note Purchase Agreement are correct with the same force and effect as if made by the Company on the date hereof except to the extent (a) that any of such representations and warranties relate by their terms to a prior date, (b) otherwise disclosed in the periodic and current reports filed by the Company with the Securities and Exchange Commission since the Closing or set forth in the Offering Memorandum relating to the 2013 Note Purchase Agreement (as defined below), a copy of which has been delivered to the Noteholders or (c) set forth on Schedule 5.1 attached hereto.

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5.2.	Organization, Power and Authority, etc.

The Company has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement and the Notes.

5.3.	Legal Validity.

The execution and delivery of this Amendment Agreement and the Notes by the Company and compliance by the Company with its obligations hereunder and under the Note Purchase Agreement and the Notes: (a) are within the corporate powers of the Company; and (b) do not violate or result in any breach of, constitute a default under, or result in the creation of any Lien upon any property of the Company under the provisions of: (i) its charter documents; (ii) any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to either the Company or its property; or (iii) any agreement or instrument to which the Company is a party or by which the Company or any of its property may be bound or any statute or other rule or regulation of any Governmental Authority applicable to the Company or its property.

Each of this Amendment Agreement and each of the Notes has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by a duly authorized officer of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4.	No Defaults.

No event has occurred and no condition exists that: (a) would constitute a Default or an Event of Default or (b) could reasonably be expected to have a Material Adverse Effect.

5.5.	Disclosure.

This Amendment Agreement and the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Company in connection therewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Noteholders by or on behalf of the Company specifically for use in connection with the transactions contemplated by the this Amendment Agreement.

6.	EFFECTIVENESS OF AMENDMENTS.

The Amendments shall become effective only upon the date of the satisfaction in full of the following conditions precedent:

6.1.	Execution and Delivery of this Amendment Agreement.

The Company and the Required Holders shall have executed and delivered this Amendment Agreement.

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6.2.	Execution and Delivery of Guarantor Acknowledgement.

Each Guarantor shall have executed and delivered a Guarantor Acknowledgement in the form of Exhibit D to this Amendment Agreement.

6.3.	Execution and Delivery of Replacement Notes.

The Company shall have executed and delivered replacement Notes to any Noteholder requesting the same.

6.4.	Representations and Warranties True.

The representations and warranties set forth in Section 5 shall be true and correct on such date in all respects.

6.5.	Authorization.

The Company shall have authorized, by all necessary action, the execution, delivery and performance of all documents, agreements and certificates in connection with this Amendment Agreement.

6.6.	2013 Note Purchase Agreement.

Each of the Noteholders shall have received, on or before the date hereof, a fully executed copy of the Note Purchase Agreement (the “2013 Note Purchase Agreement”), dated as of October 1, 2013, by and among the Company and the purchasers party thereto, in form and substance satisfactory to the Required Holders, and the conditions to the effectiveness thereof, and all conditions to the obligations of the purchasers party thereto to purchase the notes to be issued thereunder shall have been satisfied or waived.

6.7.	Revolving Facility.

Each of the Noteholders shall have received, on or before the date hereof, a fully executed copy of that certain Credit Agreement, dated as of July 10, 2013, by and among the Company, as a borrower, the foreign subsidiary borrowers from time to time parties thereto, the institutions from time to time party thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent for itself and the other lenders party thereto.

6.8.	Amendment to 2008 Note Purchase Agreement.

Each of the Noteholders shall have received, on or before the date hereof, a fully executed copy of the Amendment No. 1 to Note Purchase Agreement dated as of October 1, 2013, by and among the Company and the purchasers party thereto with respect to that certain Note Purchase Agreement dated October 1, 2008, in form and substance satisfactory to the Required Holders, and the conditions to the effectiveness thereof, and all conditions to the obligations of the purchasers party thereto to purchase the notes to be issued thereunder shall have been satisfied or waived.

6.9.	Special Counsel Fees.

The Company shall have paid the reasonable fees and disbursements of Noteholders’ special counsel in accordance with Section 7 below.

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6.10.	Proceedings Satisfactory.

All proceedings taken in connection with this Amendment Agreement and all documents and papers relating thereto shall be satisfactory to the Noteholders signatory hereto and their special counsel, and such Noteholders and their special counsel shall have received copies of such documents and papers as they or their special counsel may reasonably request in connection herewith.

7.	EXPENSES.

Whether or not the Amendments become effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs of your special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment Agreement, the Intercreditor Agreement and any other documents related thereto. Nothing in this Section shall limit the Company’s obligations pursuant to Section 15.1 of the Existing Note Purchase Agreement.

8.	MISCELLANEOUS.

8.1.	Part of Existing Note Purchase Agreement; Future References, etc.

This Amendment Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the Existing Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Note Purchase Agreement without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

8.2.	Counterparts, Facsimiles.

This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment Agreement.

8.3.	Governing Law.

THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

[Remainder of page intentionally left blank. Next page is signature page.]

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If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this Amendment Agreement and returning it to the Company, whereupon it will become a binding agreement among you and the Company.

WOODWARD, INC.

By:	/s/ Robert F. Weber, Jr.

Name:	Robert F. Weber, Jr.
Title:	Vice Chairman, Chief Financial Officer
and Treasurer

Signature Page to Amendment No. 1 to 2009 Note Purchase Agreement

The foregoing Amendment Agreement is hereby accepted as of the date first above written. By its execution below, each of the undersigned represents that it is the owner of one or more of the Notes and is authorized to enter into this Amendment Agreement in respect thereof.

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Loyd T. Henderson
Name:	Loyd T. Henderson
Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION

By:	New York Life Investment Management LLC,
Its Investment Manager

	By:	/s/ Loyd T. Henderson
	Name:	Loyd T. Henderson
	Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION INSTITUTIONALLY OWNED LIFE
INSURANCE SEPARATE ACCOUNT (BOLI 3-2)

By:	New York Life Investment Management LLC,
Its Investment Manager

	By:	/s/ Loyd T. Henderson
	Name:	Loyd T. Henderson
	Title:	Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION INSTITUTIONALLY OWNED LIFE
INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By:	New York Life Investment Management LLC,
Its Investment Manager

	By:	/s/ Loyd T. Henderson
	Name:	Loyd T. Henderson
	Title:	Managing Director

Signature Page to Amendment No. 1 to 2009 Note Purchase Agreement

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

Signature Page to Amendment No. 1 to 2009 Note Purchase Agreement

LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

Signature Page to Amendment No. 1 to 2009 Note Purchase Agreement

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name:	Justin P. Kavan
Title:	Vice President

Signature Page to Amendment No. 1 to 2009 Note Purchase Agreement

AMERICAN EQUITY INVESTMENT LIFE
INSURANCE COMPANY

By:	/s/ Jeffrey A. Fossell
Name:	Jeffrey A. Fossell
Title:	Authorized Signatory

Signature Page to Amendment No. 1 to 2009 Note Purchase Agreement

MODERN WOODMEN OF AMERICA

By:	/s/ Douglas A. Pannier
Name:	Douglas A. Pannier
Title:	Group Head – Private Placements

Signature Page to Amendment No. 1 to 2009 Note Purchase Agreement

Annex 1

Noteholders

New York Life Insurance Company

New York Life Insurance and Annuity Corporation

New York Life Insurance and Annuity Corporation

Institutionally Owned Life Insurance Separate Account (BOLI 3-2)

New York Life Insurance and Annuity Corporation

Institutionally Owned Life Insurance Separate Account (BOLI 30C)

Connecticut General Life Insurance Company

Life Insurance Company of North America

United of Omaha Life Insurance Company

American Equity Investment Life Insurance Company

Modern Woodmen of America

Annex 1

Schedule 5.1

[Intentionally Removed]

Schedule 5.1

Exhibit 1A

[FORM OF SERIES E SENIOR NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR FOREIGN JURISDICTION. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF THE NOTE PURCHASE AGREEMENT (AS DEFINED BELOW) AND PURSUANT TO (A) A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE THAT IS EFFECTIVE UNDER THE SECURITIES ACT, (B) RULE 144 UNDER THE SECURITIES ACT OR (C) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

WOODWARD, INC.

SERIES E SENIOR NOTE DUE APRIL 3, 2016

No. RE-[ ]	[Date]
$[ ]	PPN: 980745 C@0

For Value Received, the undersigned, WOODWARD, INC. (herein called the “Company”), a Delaware corporation, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] DOLLARS ($[            ]) (or so much thereof as shall not have been prepaid) on April 3, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Applicable Rate (as defined in the Note Purchase Agreement referred to below) with respect to this Note from the date hereof, payable semiannually, on the fifteenth (15th) day of April and October in each year, commencing with the October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Fort Collins, Colorado or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series E Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of April 3, 2009, as amended (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof, and guarantied pursuant to that certain Guaranty Agreement, dated as of April 3, 2009, by Woodward FST, Inc., MPC Products Corporation, Woodward HRT, Inc. and the other Guarantors party thereto, as from time to time amended. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Exhibit 1A-1

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

WOODWARD, INC.

By:
Name:
Title:

Exhibit 1A-2

Exhibit 1B

[FORM OF SERIES F SENIOR NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR FOREIGN JURISDICTION. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF THE NOTE PURCHASE AGREEMENT (AS DEFINED BELOW) AND PURSUANT TO (A) A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE THAT IS EFFECTIVE UNDER THE SECURITIES ACT, (B) RULE 144 UNDER THE SECURITIES ACT OR (C) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

WOODWARD, INC.

SERIES F SENIOR NOTE DUE APRIL 3, 2019

No. RF-[ ]	[Date]
$[ ]	PPN: 980745 C#8

For Value Received, the undersigned, WOODWARD, INC. (herein called the “Company”), a Delaware corporation, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] DOLLARS ($[            ]) (or so much thereof as shall not have been prepaid) on April 3, 2019, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Applicable Rate (as defined in the Note Purchase Agreement referred to below) with respect to this Note from the date hereof, payable semiannually, on the fifteenth (15th) day of April and October in each year, commencing with the October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Fort Collins, Colorado or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series F Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of April 3, 2009, as amended (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof, and guarantied pursuant to that certain Guaranty Agreement, dated as of April 3, 2009, by Woodward FST, Inc., MPC Products Corporation, Woodward HRT, Inc. and the other Guarantors party thereto, as from time to time amended. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Exhibit 1B-1

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

WOODWARD, INC.

By:
Name:
Title:

Exhibit 1B-2

EXHIBIT C

AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT

(a) Introductory Paragraph. The phrase “(the “Company”)” in the introductory paragraph of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

“(together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”)”

(b) Section 9.10 – Additional Financial Covenants. Section 9.10 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

“9.10. [Intentionally Omitted.]”

(c) Section 10.1 – Transactions with Affiliates. Section 10.1 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

“10.1. Transactions with Affiliates.

The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or group of related Material transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course of business or pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and, in each case, upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.”

(d) Section 10.7 – Minimum Consolidated Net Worth. Section 10.7 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

“10.7 Minimum Consolidated Net Worth.

The Company will not permit its Consolidated Net Worth at any time to be less than the sum of (a) $800,000,000 plus (b) an aggregate amount equal to 50% of its Consolidated Net Earnings (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ending September 30, 2013.”

(e) Section 10.8 – Maximum Leverage Ratio. Section 10.8 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

“10.8 Maximum Leverage Ratio.

The Company and its consolidated Subsidiaries will not permit the ratio (the “Leverage Ratio”) of (a) Net Indebtedness to (b) EBITDA to be greater than (x) 4.0 to 1.0 during any Material Acquisition Period or (y) 3.5 to 1.0 at any other time. The Leverage Ratio will be calculated, in each case, determined as of the last day of each fiscal quarter of the Company based upon (i) for Net Indebtedness, Net Indebtedness as of the last day of such fiscal quarter; and (ii) for EBITDA, the actual amount for the four (4) fiscal quarter period ending on such date.”

Exhibit C-1

(f) Section 11(c) – Specified Defaults. Section 11(c) of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

“(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or”

(g) Section 11(f) – Cross-Default. Section 11(f) of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

“(f) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $60,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any Material Covenant of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $60,000,000, and as a consequence of such default such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $60,000,000 or any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iv) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Significant Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $60,000,000, or (y) one or more Persons have the right to require the Company or any Significant Subsidiary so to purchase or repay such Indebtedness as a result of a default in the performance of or compliance with any Material Covenant by the Company or any Significant Subsidiary; or”

(h) Section 11(i) – Judgment Defaults. Section 11(i) of the Existing Note Purchase Agreement is hereby amended by deleting the reference to “$30,000,000” therein and inserting “$60,000,000” in lieu thereof.

(i) Section 11(j) – ERISA Defaults. Section 11(h) of the Existing Note Purchase Agreement is hereby amended by deleting the reference to “$15,000,000” therein and inserting “$60,000,000” in lieu thereof.

(j) Section 22.3 – Accounting Terms. Section 22.3 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

“22.3 Accounting Terms.

(a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Exhibit C-2

(b) If the Company notifies the holders of Notes that, in the Company’s reasonable opinion, or if the Required Holders notify the Company that, in the Required Holders’ reasonable opinion, as a result of changes in GAAP from time to time (“Subsequent Changes”), any of the covenants contained in Sections 10.6 through 10.10, or any of the defined terms used therein no longer apply as intended such that such covenants are materially more or less restrictive to the Company than are such covenants immediately prior to giving effect to such Subsequent Changes, the Company and the holders of Notes shall negotiate in good faith to reset or amend such covenants or defined terms so as to negate such Subsequent Changes, or to establish alternative covenants or defined terms. Until the Company and the Required Holders so expressly agree to reset, amend or establish alternative covenants or defined terms, the covenants contained in Sections 10.6 through 10.10, together with the relevant defined terms, shall continue to apply and compliance therewith shall be determined assuming that the Subsequent Changes shall not have occurred (“Static GAAP”). During any period that compliance with any covenants shall be determined pursuant to Static GAAP, the Company shall include relevant reconciliations in reasonable detail between GAAP and Static GAAP with respect to the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2(a) during such period.”

(k) Schedule B – Definitions of Company, Financial Covenant, Material Default and Most Favored Provision. The definitions of “Company”, “Financial Covenant”, “Material Default” and “Most Favored Provision” appearing in Schedule B of the Existing Note Purchase Agreement are hereby deleted.

(l) Schedule B – Definitions of Applicable Rate, Financing Documents, Material Acquisition Amount, Material Acquisition Period, Material Covenant, Static GAAP and Subsequent Changes. The following definitions are hereby added to Schedule B of the Existing Note Purchase Agreement in their proper alphabetical order to read as follows:

““Applicable Rate” means, with respect to (a) any Series E Note, (i) 8.56% per annum during any fiscal quarter following a fiscal quarter on the last day of which the Leverage Ratio is greater than 3.5 to 1.0 and (ii) 7.81% per annum at all other times and (b) any Series F Note, (i) 8.99% per annum during any fiscal quarter following a fiscal quarter on the last day of which the Leverage Ratio is greater than 3.5 to 1.0 and (ii) 8.24% per annum at all other times.”

““Financing Documents” means, collectively, this Agreement, the Notes, the Guaranty Agreement, the Guaranty Supplements, the Amended and Restated Intercreditor Agreement and each of the other agreements, documents and instruments delivered by and among the Company or any Guarantor and the Purchasers in connection with this Agreement that is designated therein by the parties thereto as an “Financing Document” (each as it may from time to time be amended, supplemented, restated or otherwise modified from time to time).”

““Material Acquisition Amount” means an amount equal to the greater of (a) $50,000,000 and (b) the applicable dollar threshold amount for certain permitted acquisitions necessary to increase the leverage ratio applicable to the Company as set forth in the definition of “Leverage Ratio Increase Requirements” in the Revolving Facility or similar threshold in any other Revolving Facility.”

Exhibit C-3

““Material Acquisition Period” means each period of four (4) consecutive fiscal quarters of the Company commencing with the fiscal quarter in which one or more of the Company and any Subsidiary has consummated (a) one or more Acquisitions of equity interests in entities that become Subsidiaries upon such Acquisition or (b) one or more acquisitions from an entity of a business or a brand, if the consideration paid for such Acquisitions under clause (a) and/or (b) (including, without limitation, Indebtedness of the new Subsidiary and, without duplication, any Indebtedness of such entity that is assumed by any one or more of the Company and its Subsidiaries), taken together with the aggregate consideration (including assumed Indebtedness as aforesaid) paid for all other such Acquisitions consummated during the immediately preceding three (3) fiscal quarters of the Company, is equal to or greater than the Material Acquisition Amount; provided that a new Material Acquisition Period may not be commenced until such time as at least two (2) complete consecutive fiscal quarters have elapsed since the expiration of the last previous Material Acquisition Period.”

““Material Covenant” means any covenant or similar term contained in any evidence of any Indebtedness in respect of or that contains provisions that are the same as or similar to (or address the same topic as) the covenants set forth in Sections 10.2, 10.3, 10.6, 10.7, 10.8, 10.9 or 10.10 or any other financial covenant contained in such Indebtedness.”

““Static GAAP” is defined in Section 22.3(b).”

““Subsequent Changes” is defined in Section 22.3(b).”

(m) Schedule B – Definitions of Default Rate, EBITDA and Major Credit Facility. The definitions of “Default Rate”, “EBITDA”, “Major Credit Facility” and “Revolving Facility” appearing in Schedule B of the Existing Note Purchase Agreement are hereby amended and restated to read as follows:

““Default Rate” means, with respect to any Note, that rate of interest that is the greater of (a) 2.00% per annum above the Applicable Rate with respect to such Note or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.”

““EBITDA” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (a) Net Income, plus (b) Interest Expense to the extent deducted in computing Net Income, plus (c) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (d) depreciation expense to the extent deducted in computing Net Income, plus (e) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, plus (f) any unusual non-cash charges to the extent deducted in computing Net Income, plus (g) non-cash stock based compensation paid during such period to the extent deducted in computing Net Income, minus (h) any unusual non-cash gains to the extent added in computing Net Income. EBITDA shall be calculated on a pro forma basis giving effect to Material Acquisitions and Material Asset Dispositions on a four (4) fiscal quarter basis on the assumption that any such Material Acquisition or Material Asset Disposition shall be deemed to have occurred on the first day of the fourth full fiscal quarter preceding the date of determination, using historical financial statements containing reasonable adjustments satisfactory to the Required Holders, broken down by fiscal quarter in the Company’s reasonable judgment. As used herein, “Material Acquisition” means one or more related Acquisitions the net consideration for which is in excess of $20,000,000 individually or in the aggregate and “Material Asset Disposition” means any Asset Disposition or series of Asset Dispositions the Fair Market Value of which is equal to or greater than $20,000,000 individually or in the aggregate.”

Exhibit C-4

““Major Credit Facility” means (a) the Revolving Facility, (b) the Term Facility, (c) the Existing Term Facility, (d) the 2001 Note Purchase Agreement, (e) the 2008 Note Purchase Agreement and (f) any other credit, loan or borrowing facility or note purchase agreement by the Company or any Subsidiary providing, in each case, for the incurrence of Senior Indebtedness in a principal amount equal to or greater than $75,000,000, in each case under clauses (a) through (f) as amended, restated, supplemented or otherwise modified and together with increases, refinancings and replacements thereof.”

““Revolving Facility” means that certain Credit Agreement, dated as of July 10, 2013, by and among the Company, as a borrower, the foreign subsidiary borrowers from time to time parties thereto, the institutions from time to time parties thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent for itself and the other lenders, as such agreement may be further amended, restated, supplemented, modified, refinanced, extended or replaced.”

(n) Exhibit 1A to the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A hereto.

(o) Exhibit 1B to the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit B hereto.

Exhibit C-5

EXHIBIT D

[FORM OF GUARANTOR ACKNOWLEDGEMENT]

GUARANTOR ACKNOWLEDGEMENT

Each of the undersigned hereby acknowledges and agrees to the terms of Amendment No. 1 to Note Purchase Agreement, dated as of October 1, 2013 (the “Amendment”), amending that certain Note Purchase Agreement, dated April 3, 2009, (the “Note Purchase Agreement”), among Woodward, Inc. (formerly known as Woodward Governor Company), a Delaware corporation, and the holders of Notes party thereto. Each of the undersigned hereby confirms that the Guaranty Agreement to which the undersigned is a party remains in full force and effect after giving effect to the Amendment and continues to be the valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles including principles of commercial reasonableness, good faith and fair dealing (whether enforceability is sought by proceedings in equity or at law).

Capitalized terms used herein but not defined are used as defined in the Note Purchase Agreement.

Dated as of October 1, 2013

WOODWARD FST, INC.

By:
Name:
Title:

MPC PRODUCTS CORPORATION

By:
Name:
Title:

WOODWARD HRT, INC.

By:
Name:
Title:

Exhibit D-1